                                                                    EXHIBIT (I)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 1997-2 Monthly Statement
                     Class A Certificate CUSIP #25466KBF5
                     Class B Certificate CUSIP #25466KBG3

Distribution Date: July 16, 2001               Month Ending:  June 30, 2001

Pursuant to the Series Supplement dated as of October 15, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1997-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1997-2                                      Total            Interest           Principal
         Class A      30 days at 6.792000000%       $91.809212591      $2.873480111       $88.935732480

         Class B      31 days at 4.380000000%        $3.771666667      $3.771666667        $0.000000000

2.   Principal Receivables at the end of June, 2001
     ----------------------------------------------

 (a) Aggregate Investor Interest                        $29,202,302,132.96

     Seller Interest                                     $7,964,709,312.14

     Total Master Trust                                 $37,167,011,445.10

 (b) Group One Investor Interest                        $29,202,302,132.96

 (c) Series 1997-2 Investor Interest                       $235,689,132.98

 (d) Class A Investor Interest                             $209,373,132.98

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During June, 2001
     -----------------------------------------------------

                                                                 Finance Charge          Principal     Yield Collections /
                                                                  Collections           Collections    Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                              $414,500,594.03      $4,371,279,761.09            $0.00

     Seller Allocation:                                          $118,854,434.75      $1,253,426,393.63            $0.00

 (b) Group One Allocation                                        $414,500,594.03      $4,371,279,761.09            $0.00

 (c) Series 1997-2 Allocations                                     $3,961,227.80         $41,774,692.62            $0.00

 (d) Class A Allocations                                           $3,588,945.99         $37,848,647.72            $0.00

     Class B Allocations                                             $372,281.81          $3,926,044.90            $0.00


 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 2001                                                                                 14.71%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 2001                                                                                  1.39%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of June, 2001                                                                                 16.10%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the      Deficit Amount
                        SPFAs on this             on this         SPFA          Investment
                        Distribution Date    Distribution Date   Balance        Income
     Series 1997-2      $44,467,866.24       $0.00                  $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                                      Total Payments
                    Amount Paid         PSA Index           Monthly             Deficit Amount         through this
               this Distribution Date      Rate*       Amortization Rate*   this Distribution Date  Distribution Date
     Class A         $44,467,866.24         607%            17.518%              $0.00               $290,626,867.02

     Class B                  $0.00          N/A                N/A              $0.00                         $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                       Deposits into the SIFA
                                       on this Distribution Date  SIFA Balance
     Series 1997-2                       $1,535,995.24              $0.00

7.   Pool Factors for June, 2001
     ---------------------------

     Class A                                                 0.50768200

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                           Cumulative Investor
                                           June, 2001     Charged-Off Amount

 (a) Group One                           $170,291,068.17            $0.00

 (b) Series 1997-2                         $1,627,408.31            $0.00

 (c) Class A                               $1,474,462.17            $0.00

     Class B                                 $152,946.14            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of June, 2001                        6.97%             N/A

* The monthly principal payment for Series 1997-2 for any Distribution Date is generally determined by reference to the PSA Index Rate that appears on the Reference Bloomberg Page ( the display designated as "FMAC A017" and titled "Reference Collateral 30-year Gold 8.00, Issued in 1996") on the first business day of the calendar month in which the Distribution Date occurs. This rate is reported to Bloomberg by Freddie Mac. Effective July 2001, Freddie Mac has switched from a mid-month to mid-month accounting and pay-off cycle for prepayments to a cycle that incorporates a full calendar month, and has indicated that all mortgage securities data previously available on the first business day of the month will not be made available until the fifth business day of the month. As a result of this change in the reporting cycle, the PSA Index Rate available on the first business day of July 2001 is the same as the PSA Index Rate available on the first business day of June 2001, and the Monthly Amortization Rate for the July 2001 Distribution Date will be the same as the Monthly Amortization Rate for the June 2001 Distribution Date. Discover Bank expects that the PSA Index Rate, which will continue to be determined on the first business day of each month, will reflect Freddie Mac's revised methodology for subsequent Distribution Dates.

9.   Investor Losses for June, 2001
     ------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for June, 2001
     -----------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for June, 2001
     ---------------------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest

 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $48,862,672.21

 (b) Series 1997-2                                           $466,928.33

 (c) Class A                                                 $423,068.33

     Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount
     Series 1997-2 Class B                $47,368,440.00      22.6239%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                      Shared Amount  Class B Amount
 (a) Maximum Amount on this Distribution Date          $0.00           $11,784,457.00

 (b) Available Amount on this Distribution Date        $0.00           $11,784,457.00

 (c) Amount of unreimbursed Drawings on Credit
       Enhancement on this Distribution Date           $0.00                    $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                   $11,901.30

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of June, 2001      $37,693,412,745.54

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding
     30-59 days            $830,152,493.77          2.20%

     60-179 days         $1,577,535,629.61          4.19%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               3.25%

 (b) Series 1997-2 (3)                           1.37%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of June, 2001           6.34%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President
_________________________________________________


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)),
     (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 1997-2 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of October 15, 1997 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1997-2 Master Trust Certificates for the Distribution Date occurring on July 16, 2001:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during June, 2001
     is equal to                                                                                               $6,158,061,183.50

 4.  The aggregate amount of Class A Principal Collections processed during
     June, 2001 is equal to                                                                                       $37,848,647.72

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during June, 2001 is equal to                                                                                 $3,588,945.99

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during June, 2001 is equal to                                                                $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $45,904,606.30

 9.  The aggregate amount of Class B Principal Collections processed during
     June, 2001 is equal to                                                                                        $3,926,044.90

10.  The aggregate amount of Class B Finance Charge Collections processed
     during June, 2001 is equal to                                                                                   $372,281.81

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during June, 2001 is equal to                                                                $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                                        $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                     $99,255.18

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of July, 2001.

 Series 1997-2

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer